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                                                                Exhibit No. 23.2

                         Consent of Independent Auditors


The Board of Directors
Equitable Resources, Inc.:


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitable Resources, Inc. Deferred Compensation Plan and the Equitable Resources, Inc. Directors' Deferred Compensation Plan of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                     /S/ Ernst & Young, LLP

Pittsburgh, Pennsylvania
Date: March 13, 2000
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